                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  INTERVU INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  INTERVU INC.
                               6815 FLANDERS DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                ----------------



                           NOTICE OF ANNUAL MEETING OF
                        STOCKHOLDERS AND PROXY STATEMENT



TO THE STOCKHOLDERS OF INTERVU INC.:

     Notice is hereby given that the Annual Meeting of the Stockholders of INTERVU Inc. (the "Company") will be held at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California, on Tuesday, July 27, 1999 at 3:00 p.m. for the following purposes:

            1. To elect two directors for a three-year term to expire at the 2002 Annual Meeting of Stockholders. The present Board of Directors of the Company has nominated and recommends for election as directors the following two persons:

                  Edward E. David, Jr.
                  Alan Z. Senter

            2. To consider and vote upon a proposal to amend the Amended and Restated Articles of Incorporation of the Company to increase the number of authorized shares of the Company's common stock from 20,000,000 to 45,000,000 shares.

            3. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on June 4, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be open to the examination of any stockholder at the Annual Meeting and for a period of ten days prior to the date of the Annual Meeting at the offices of INTERVU Inc., 6815 Flanders Drive, San Diego, California.

     Accompanying this Notice is a Proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

     All stockholders are cordially invited to attend the meeting.



                                            By Order of the Board of Directors,


                                            /s/ Harry E. Gruber
                                            ---------------------------------
                                            Harry E. Gruber
                                            Chairman of the Board and
                                            Chief Executive Officer

San Diego, California
June 18, 1999

                                  INTERVU INC.
                               6815 FLANDERS DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                ----------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 July 27, 1999


     The Board of Directors (the "Board") of INTERVU Inc., a Delaware corporation (the "Company" or "INTERVU") is soliciting the enclosed Proxy for use at the Annual Meeting of Stockholders of the Company to be held at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California, on Tuesday, July 27, 1999 (the "Annual Meeting"), and at any adjournments thereof. This Proxy Statement will be first sent to stockholders on or about June 22, 1999. Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted for the election of the Board's nominees for directors and for the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock to 45,000,000 shares (the "Amendment"). As to any other business which may properly come before the Annual Meeting and be submitted to a vote of the stockholders, Proxies received by the Board will be voted in accordance with the best judgment of the holders thereof.

     A Proxy may be revoked by written notice to the Secretary of the Company at any time prior to the Annual Meeting by executing a later Proxy or by attending the Annual Meeting and voting in person.

     The Company will bear the cost of solicitation of Proxies. Such officers, directors and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained Norwest Shareowner Services for assistance in connection with the solicitation of proxies for the annual meeting at a cost of approximately $5,000 plus reimbursement of reasonable out-of-pocket expenses. In addition to the use of mails, Proxies may be solicited by personal interview, telephone or telegraph, by officers, directors, and other employees of the Company. The Company will also request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others to send or cause to be sent Proxy material to, and obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

     INTERVU's mailing address is 6815 Flanders Drive, San Diego, California 92121.

VOTING

     Stockholders of record at the close of business on June 4, 1999 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     As of June 4, 1999, 13,456,365 shares of the Company's common stock, $.001 par value per share ("Common Stock"), and 1,280,000 shares of the Company's Series G Convertible Preferred Stock ("Series G Preferred Stock") were outstanding, representing the only voting securities of the Company. Each share of Common Stock is entitled to one vote and each share of Series G Preferred Stock is entitled to .6298 of one vote. The Common Stock and the Series G Preferred Stock will vote as a single class and will not vote separately with respect to the election of directors. The approval of the Amendment will be decided by the affirmative vote of a majority of (1) the Common Stock voting separately as a single class and (2) the Common Stock and Series G Preferred Stock voting together as a single class.

     Votes cast by Proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." Any unmarked Proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board and the Amendment, as indicated in the accompanying Proxy card.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS



     The Board currently consists of six members. The Company's Amended and Restated Certificate of Incorporation provides for the classification of the Board into three classes, as nearly equal in number as possible, with staggered terms of office and provides that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified. At this meeting, two nominees for director are to be elected as Class II directors. The nominees are Edward E. David, Jr. and Alan Z. Senter. The Class I and Class III directors have two years and one year, respectively, remaining on their terms of office. If no contrary indication is made, Proxies in the accompanying form are to be voted for such nominees or, in the event any such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by the Board to fill such vacancy. Both nominees are members of the present Board.

INFORMATION REGARDING DIRECTORS

     The information set forth below as to each nominee for director has been furnished to the Company by the respective nominees for director:


                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                      FOR A THREE-YEAR TERM EXPIRING AT THE
                       2002 ANNUAL MEETING OF STOCKHOLDERS


            NAME                               AGE                 PRESENT POSITION WITH THE COMPANY
            ----                               ---                 ---------------------------------
            Edward E. David, Jr. .........      74                 Director
            Alan Z. Senter ...............      57                 Director

         Edward E. David, Jr. has served as a director of INTERVU since its inception in August 1995 and has served as President of Edward E. David, Inc., a telecommunications consulting firm since 1992. In addition, since April 1996, Dr. David has served as Vice President and Principal of Washington Advisory Group, LLC. He has been Science Advisor to the President of the United States and Director of the White House Office of Science and Technology. Dr. David was also President of Exxon Research and Engineering Company and Executive Director of Bell Telephone Laboratories. Dr. David serves as a director for Intermagnetics General Corporation, Spacehab, Inc., Medjet, Inc., Aquasearch, Inc. and Protein Polymer Technologies, all of which are publicly traded companies. Until recently, he served as the U.S. Representative to the NATO Science Committee.

         Alan Z. Senter joined INTERVU as a director in September 1997. From September 1994 to May 1996, Mr. Senter served as Executive Vice President, Chief Financial Officer and as a member of the Policy Council of Nynex Corporation. From November 1993 to August 1994 and since June 1996, Mr. Senter has served as Chairman of Senter Associates, a consulting firm founded by Mr. Senter in November 1993. From August 1992 to November 1993, Mr. Senter served as Executive Vice President, Chief Financial Officer and a director of GAF/ISP Corporation. From January 1990 to July 1992, Mr. Senter served as Vice President of Finance for Xerox Corporation. Mr. Senter serves on the Boards of Directors of Exel, Ltd. and Advanced Radio Telecom, both publicly traded companies. Mr. Senter obtained a B.S. in economics and political science from the University of Rhode Island and an M.B.A. from the University of Chicago.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                              TERM EXPIRING AT THE
                       2000 ANNUAL MEETING OF STOCKHOLDERS


            NAME                              AGE                PRESENT POSITION WITH THE COMPANY
            ----                              ---                ---------------------------------
            Harry E. Gruber ..............    46                 Chairman of the Board, Chief Executive Officer and Director
            J. William Grimes ............    57                 Vice Chairman of the Board and Director

         Harry E. Gruber is a founder of INTERVU and has served as Chairman and Chief Executive Officer of INTERVU since July 1996. From July 1996 to July 1997, Dr. Gruber served as INTERVU's President, and from July 1997 to February 1998, Dr. Gruber served as INTERVU's Chief Financial Officer. Prior to founding INTERVU, Dr. Gruber founded two start-up biotech ventures, Gensia Inc. and Viagene Inc., which completed initial public offerings in 1990 and 1993, respectively. From July 1995 to July 1996, Dr. Gruber served as Chief Scientific Officer of Gensia, and from 1988 to July 1995, he served as Vice President, Research of Gensia. Dr. Gruber serves as a director of Vascular Genomics, Inc., a privately held company, and as a director of the UCSD Foundation and a member of the Board of Overseers for the University of Pennsylvania College of Arts and Sciences. Dr. Gruber obtained his M.D. and B.A. degrees from the University of Pennsylvania.

         J. William Grimes joined INTERVU as a director in September 1997 and has served as Vice Chairman of the Board since October 1997. Since July 1995, Mr. Grimes has worked as a consultant with JAG Communications, Inc., a communications consulting company he founded in July 1995. He also is a partner of BG Media Investors and serves as a faculty member in the Media Studies Program at the New School for Social Research, a position he has held since September 1996. From September 1994 to August 1996, Mr. Grimes held the position of President and Chief Executive Officer with Zenith Media, a media buying service company. From October 1991 to December 1993, Mr. Grimes served as President and Chief Executive Officer of Multimedia, Inc. From November 1988 to September 1991, Mr. Grimes served as President and Chief Executive Officer of Univision Holdings, Inc. Mr. Grimes served as President and Chief Executive Officer of ESPN, Inc. from June 1982 to October 1988. Prior to June 1982, Mr. Grimes held various positions with CBS, Inc., including his final position as Executive Vice President of the CBS Radio division. He obtained a B.A. in English from West Virginia Wesleyan College.


                              TERM EXPIRING AT THE
                       2001 ANNUAL MEETING OF STOCKHOLDERS


            NAME                        AGE                 PRESENT POSITION WITH THE COMPANY
            ----                        ---                 ---------------------------------
            Mark Dowley .............    34                 Director
            Isaac Willis ............    58                 Director

         Mark Dowley joined INTERVU as a director in January 1997 and is the Chief Executive Officer of Momentum IMC, an advertising agency division of McCann-Erickson, a national advertising firm. Mr. Dowley has over ten years experience in major event management, promotion and sponsorship. Mr. Dowley's past and current clients include the NBA, the PGA Tour, NCAA, The Walt Disney Company and Universal Studios. Mr. Dowley received a B.A. in economics from the College of Wooster.

         Isaac Willis has served as a director of INTERVU since November 1995. Dr. Willis is a private investor with experience in venture financing and banking, including the founding of Heritage Bank, Commercial Bank of Georgia and Commercial Bank of Gwinnett. Dr. Willis has been a Professor and Director of Dermatology Research at Morehouse School of Medicine since 1983 and was a Past Commander of the 3297th U.S. Army Hospital. Dr. Willis obtained a M.D. from Howard University and a B.S. in chemistry and mathematics from Morehouse College.

BOARD MEETINGS AND COMMITTEES

     The Company's Board held three regularly scheduled meetings and five special telephonic meetings during 1998. No nominee for director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of committees of the Board on which he served. The Board has established a Compensation Committee and an Audit Committee. The Company does not have a Nominating Committee or any other committee.

COMPENSATION COMMITTEE

     The Compensation Committee consists of Messrs. Grimes, Senter and Willis. From September 30, 1997 until April 14, 1998, Mr. Dowley held the seat on the Compensation Committee now held by Dr. Willis. The Compensation Committee determines compensation for the Company's senior executive officers and administers the 1996 Stock Plan and the 1998 Stock Option Plan. The Compensation Committee held two meetings during 1998.

AUDIT COMMITTEE

     The Audit Committee consists of Messrs. David, Senter and Willis. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee held one meeting during 1998.

COMPENSATION OF DIRECTORS

     The directors of the Company have never received any cash compensation from the Company for services rendered as directors. Under the 1998 Stock Option Plan, each director who is not an employee of the Company (each an "Independent Director") will be granted an option to purchase 5,000 shares of Common Stock on the date of each annual meeting of stockholders at which the director is re-elected to the Board. In addition, each person who is initially elected to the Board and who is an Independent Director at the time of such election will be granted an option to purchase 20,000 shares of Common Stock on the date of the initial election. These options are subject to vesting schedules.

VOTE REQUIRED; ELECTION OF DIRECTORS

         If a quorum is present and voting at the Annual Meeting, the two nominees receiving the highest number of votes will be elected to the Board. Votes withheld from any nominee, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THE ACCOMPANYING PROXY.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     The executive officers and key employees of the Company and their ages as of June 4, 1999 are as follows:

            NAME                                         AGE                                   POSITION
            ----                                         ---                                   --------
            Brian Kenner ................                 40                 Vice President and Chief Technology Officer
            Kenneth L. Ruggiero .........                 32                 Vice President and Chief Financial Officer
            Edward L. Huguez ............                 41                 Vice President and Chief Operating Officer
            Stephen H. Klein ............                 35                 Vice President of Business Development, Networks
            Larry Behmer ................                 51                 Vice President, Engineering
            Charles Bragg ...............                 47                 Vice President and General Manager, Sales
            Stephen Condon ..............                 35                 Vice President, Marketing
            Scott Crowder ...............                 36                 Vice President, Operations

EXECUTIVE OFFICERS

         Brian Kenner is a founder of INTERVU and has served as Vice President and Chief Technology Officer of INTERVU since February 1996. From 1989 to January 1996, Mr. Kenner was a Project Engineer at Science Applications International Corporation, an advanced-technology development and research organization. As Project Engineer, Mr. Kenner had responsibility for products ranging from advanced hand-held instrumentation to devices which digitize, compress, and transmit both moving and still images over public and proprietary communications networks. Mr. Kenner obtained a B.S. in electrical engineering from the University of California, San Diego.

         Kenneth L. Ruggiero joined INTERVU in February 1998 and serves as Vice President and Chief Financial Officer. From April 1996 to February 1998, Mr. Ruggiero was employed by NBC. From December 1996 to February 1998, he was the Chief Financial Officer of NBC Interactive Media, NBC's Internet division. In this capacity he performed and managed financial reporting, implemented various policies and procedures and structured and negotiated business development activities. From April 1996 to December 1996, Mr. Ruggiero was a Manager in NBC's Business Development and International Finance division. From September 1989 to April 1996, he was employed by Arthur Andersen, an independent public accounting firm, where he held a number of positions, including most recently Manager of Corporate Consulting. Mr. Ruggiero is a Certified Public Accountant. He received an M.B.A. from Columbia University Graduate School of Business and a B.A. in accounting from the University of Massachusetts, Amherst.

         Edward L. Huguez joined INTERVU in May 1998 and serves as Vice President and Chief Operating Officer. From October 1992 to May 1998, Mr. Huguez was employed by DIRECTV, a direct broadcast satellite entertainment company. Mr. Huguez held a number of different positions at DIRECTV, most recently Vice President, New Media and Interactive Programming and Platforms. In this capacity, Mr. Huguez was responsible for the business unit that managed DIRECTV's new media and interactive business. From March 1987 to September 1992, Mr. Huguez was employed by ESPN, Inc., most recently as Director, Affiliate Sales and Marketing, Western Division. He received an M.B.A. from the John E. Anderson Graduate School of Management at UCLA and a B.A. in political science from Arizona State University.

KEY EMPLOYEES

         Stephen H. Klein joined INTERVU in May 1996 as Director of Business Development and Sales and has served as Vice President of Business Development, Networks since March 1997. From 1994 to 1996, he served as New Business Development Manager for General Instrument Corporation where he was one of the originating founders of the SURFboard Program, General Instrument's Internet cable modem technology and product line. From 1988 to 1992, Mr. Klein held various product management and technical management positions at General

Instrument's VideoCipher Division. Mr. Klein obtained an M.B.A. from San Diego State University and a B.S. in engineering from Ohio State University.

         Larry Behmer joined INTERVU in November 1998 as Vice President of Engineering. Prior to joining INTERVU, Mr. Behmer was employed with U.S. West from July 1987 to November 1998, including most recently as Executive Director of Engineering. From May 1970 to July 1987, Mr. Behmer held various positions at Bell Labs and Northern Telecom. Mr. Behmer earned a M.S. in computer science from Northwestern University and a B.S. in computer science from University of Dayton.

         Charles Bragg joined INTERVU in September 1998 and serves as Vice President and General Sales Manager. From June 1996 to September 1998, Mr. Bragg held a number of management positions at Cybergold, an online marketing and incentives company, including most recently Vice President of Sales. While at Cybergold, Mr. Bragg was responsible for managing new business development and advertising sales. Mr. Bragg's previous management experience includes developing advertising sales operations for both cable television and Internet Web site marketing venues. From 1985 to 1996, Mr. Bragg held various senior management positions at Bigbook, Katz Media Corporation and Cable Adnet. He received a B.A. in psychology from the University of North Carolina.

         Stephen Condon joined INTERVU in September 1998 as Vice President of Marketing from DIRECTV, where he most recently held the position of Senior Marketing Director. While at DIRECTV, from January 1996 to August 1998, he was responsible for national promotions, launching subscriber marketing programs, developing partnership programs and customer communications. From February 1983 to January 1996, Mr. Condon also held various positions with Campbell-Ewald Advertising, Chiat/Day, and J. Walter Thompson Pty. Ltd. Mr. Condon earned an undergraduate degree from Kuring-gai College of Advanced Education, Sydney, Australia.

         Scott Crowder joined INTERVU in June 1998 as Vice President of Operations. From July 1985 through May 1998, Mr. Crowder held a number of positions at Sprint Long Distance, including most recently Director-Advanced Product Support. Mr. Crowder has more than 16 years of industry and experience and held various management roles at Sprint in the areas of switch data services, ISDN, video conferencing, and drums multimedia collaboration solutions.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation for the years ended December 31, 1997 and 1998 received by (1) the Chief Executive Officer, (2) the Company's three most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of the 1998 fiscal year and (3) one additional individual, Mr. Augustine, who would have been named but for the fact that he was not serving as an executive officer at the end of the 1998 fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                              FOR FISCAL YEAR 1998


                                                               ANNUAL COMPENSATION                    LONG-TERM COMPENSATION AWARDS
                                                   ------------------------------------------------   ----------------------------
                                                                                        OTHER                            NUMBER OF
                                                                                        ANNUAL         RESTRICTED       SECURITIES
NAME AND                                           FISCAL                               COMPEN-           STOCK         UNDERLYING
PRINCIPAL POSITION                                  YEAR      SALARY($)     BONUS($)   SATION($)(1)   AWARDS ($)(2)     OPTIONS(#)
------------------                                 -------    ---------     --------   ------------   -------------     ----------
Harry E. Gruber
   Chairman and Chief Executive Officer....         1998     $180,003     $ 10,000     $     --       $     --          $ 40,000
                                                    1997      179,632           --                          --                --

Kenneth L. Ruggiero(3)
   Chief Financial Officer ....................     1998      120,182       10,000       33,156             --          100,000

Edward L. Huguez(4)
   Chief Operating Officer ....................     1998      128,062           --       65,711             --          200,000

Stephen H. Klein
   Vice President, Business Development........     1998      100,970       10,000           --             --           10,000
                                                    1997       89,875                        --             --            2,519
Douglas A. Augustine(5)
   Former Vice President, Sales and Marketing..     1998      121,411        5,000           --             --            5,000
                                                    1997      112,052                        --             --           31,490

-----------------------

(1)      Consists of moving expenses and relocation allowances.


(2) Dollar values of restricted stock awards are based on the market price at the time of grant. With respect to each Named Executive Officer's restricted stock holdings, the number of shares of Common Stock and the dollar value thereof at December 31, 1998 are as follows: 1,007,680 and $12,847,033 for Dr. Gruber; 62,980 and $800,476 for Mr. Augustine; and 62,980 and $801,080 for Mr. Klein. The value of restricted stock holdings is based on the fair market value of the Common Stock on December 31, 1998 ($12.75) less the purchase price paid by the executive for such shares. Restricted stock awards vest daily over a five-year period (with the first 20% of the award vesting on the first anniversary of the date of grant).

(3) Mr. Ruggiero has been the Company's Chief Financial Officer since February 1998. Mr. Ruggiero's annualized salary for 1998 was $140,000.

(4) Mr. Huguez has been Chief Operating Officer of the Company since May 1998. Mr. Huguez's annualized salary for 1998 was $200,000.

(5) Mr. Augustine resigned from the Company on November 20, 1998. Mr. Augustine's annualized salary for 1998 was $136,800.


                      OPTION GRANTS DURING FISCAL YEAR 1998

     The following table sets forth information regarding options to purchase Common Stock granted during the year ended December 31, 1998 to each of the Named Executive Officers. The Company does not have any outstanding stock appreciation rights.


                                                                                                       POTENTIAL REALIZABLE
                                                                                                         VALUE AT ASSUMED
                                   NUMBER OF        % OF TOTAL                                         ANNUAL RATES OF STOCK
                                   SECURITIES         OPTIONS                                          PRICE APPRECIATION FOR
                                   UNDERLYING        GRANTED TO      EXERCISE OR                            OPTION TERM(1)
                                    OPTIONS         EMPLOYEES IN    BASE PRICE PER    EXPIRATION    ----------------------------
     Name                          GRANTED(#)      FISCAL YEAR(%)     SHARE($/SH)       DATE             5%               10%
     ----                          -----------     --------------   --------------    ----------    ----------        ----------
     Harry E. Gruber ........        40,000             2.88%        $    15.31        6/22/08      $  385,210        $  976,199
     Kenneth L. Ruggiero.....       100,000             7.20         $     8.38        2/17/08      $  526,699        $1,334,759
     Edward L. Huguez .......       200,000            14.40         $    18.56        5/13/08      $2,334,671        $5,916,668
     Stephen H. Klein .......        10,000             0.72         $    14.125       4/14/08      $   88,831        $  225,116
     Douglas A. Augustine....         5,000             0.36         $    14.125       4/14/08      $   44,415        $  112,558

-------------------

(1) The potential realizable values are based on an assumption that the stock price of the Company's Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth of the shares of the Company's Common Stock.

                    OPTIONS EXERCISED DURING FISCAL YEAR 1998

     The following table sets forth information regarding the exercise of options to purchase Common Stock during the year ended December 31, 1998, and the unexercised options held and the value thereof at that date, for each of the Named Executive Officers.


                                                                              NUMBER OF
                                                                              SECURITIES                  VALUE OF
                                                                              UNDERLYING               UNEXERCISED
                                                                              UNEXERCISED              IN-THE-MONEY
                                                                               OPTIONS AT                 OPTIONS
                                         SHARES                               FISCAL YEAR           AT FISCAL YEAR END
                                        ACQUIRED                                END(#)                    ($)(1)
                                           ON                VALUE            EXERCISABLE/             EXERCISABLE/
     NAME                              EXERCISE(#)         REALIZED($)       UNEXERCISABLE             UNEXERCISABLE
     ----                              -----------         -----------       -------------          -------------------
     Harry E. Gruber ..............        --                  --               0/40,000                   $0/$0
     Kenneth L. Ruggiero ..........        --                  --              0/100,000                $0/$437,500
     Edward L. Huguez .............        --                  --              0/200,000                   $0/$0
     Stephen H. Klein .............        --                  --              756/11,763              $6,038/$14,081
     Douglas A. Augustine .........    10,847            $146,843                 0/0                      $0/$0

     ---------------------

     (1) Based on the closing sale price of the Common Stock on December 31, 1998 ($12.75), as reported by the Nasdaq National Market, less the option exercise price.

1996 STOCK PLAN

     The Company adopted the 1996 Stock Plan in December 1996 to enable directors, officers, key employees and consultants of the Company to acquire an equity stake in the Company to create an increased interest in and a greater concern for the welfare of the Company. The 1996 Stock Plan initially provided for aggregate option grants of up to 1,889,400 shares. As of June 4, 1999, options to purchase an aggregate of 948,653 shares of Common Stock at prices ranging from $.04 to $19.25 were outstanding under the 1996 Stock Plan. When the Company's stockholders approved the 1998 Stock Option Plan in June 1998, the Company ceased to reserve the balance of the shares initially reserved for issuance under the 1996 Stock Plan. No further shares are available for issuance under the 1996 Stock Plan.

1998 STOCK OPTION PLAN

     The 1998 Stock Option Plan provides additional incentives to selected key employees, Independent Directors and consultants of the Company. The Board adopted the 1998 Stock Option Plan in February 1998 and the Company's stockholders approved the adoption of the 1998 Stock Option Plan in June 1998. Approximately 120 directors, officers, key employees and consultants are currently eligible to participate in the 1998 Stock Option Plan. The Company initially reserved 2,000,000 shares of Common Stock for issuance upon exercise of options granted under the 1998 Stock Option Plan. As of June 4, 1999, options to purchase an aggregate of 1,293,426 shares of Common Stock at prices ranging from $5.25 to $71.00 were outstanding under the 1998 Stock Option Plan. Nonqualified stock options and incentive stock options may be granted under the 1998 Stock Option Plan.

     The 1998 Stock Option Plan is administered by the Compensation Committee. However, the Board will make most decisions regarding Independent Directors under the 1998 Stock Option Plan. The Compensation Committee (or the Board in the case of Independent Directors) is authorized to select from among the eligible employees, directors and consultants the individuals to whom options are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof, consistent with the 1998 Stock Option Plan. The Compensation Committee also is authorized to adopt, amend and rescind rules relating to the administration of the 1998 Stock Option Plan. The 1998 Stock Option Plan provides for formula grants of nonqualified stock options to Independent Directors. Each Independent Director serving as a member of the Board and who has been reelected to serve for an additional term, if applicable, will be granted an option to purchase 5,000 shares of Common Stock on the date of each annual meeting of stockholders. In addition, each person initially elected to the Board will be granted an option to purchase 20,000 shares of Common Stock on the date of the election.

     Nonqualified stock options granted under the 1998 Stock Option Plan will provide for the right to purchase Common Stock at a specified price, which may not be less than 85% of the fair market value of the Common Stock on the date of grant and usually will become exercisable (in the discretion of the Compensation Committee or the Board in the case of Independent Directors) in one or more installments after the date of grant. Incentive stock options, if granted, will be designed to comply with, and will be subject to restrictions contained in, the Internal Revenue Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the date of grant, but may be subsequently modified to disqualify them from treatment as incentive stock options. Incentive stock options may be granted only to employees. No option granted under the 1998 Stock Option Plan may have a term of greater than ten years from the date of grant.

     The period during which the right to exercise an option vests in the optionee shall be set by the Compensation Committee. However, unless the Compensation Committee states otherwise no option will be exercisable by an optionee subject to Section 16 of the Securities Exchange Act of 1934 within the period ending six months and one day after the date the option is granted. In addition, options granted to Independent Directors will become exercisable in annual installments of 25% on each of the first, second, third, and fourth anniversaries of the date of grant.

QUALIFIED STOCK PURCHASE PLAN

     On February 25, 1998, the Board adopted the Qualified Stock Purchase Plan. The Company's stockholders approved the adoption of the Qualified Stock Purchase Plan in June 1998. The Qualified Stock Purchase Plan, and the rights of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. The purpose of the Qualified Stock Purchase Plan is to provide an incentive for employees of the Company to acquire an interest in the Company through the purchase of Common Stock, thereby more closely aligning the interests of the employees and the stockholders. The Qualified Stock Purchase Plan provides that an aggregate of 500,000 shares of the Common Stock may be issued thereunder. As of June 4, 1999, an aggregate of 5,146 shares of Common Stock had been issued under the Qualified Stock Purchase Plan. The Compensation Committee administers the Qualified Stock Purchase Plan.

     The Qualified Stock Purchase Plan is implemented through a series of 24-month offering periods, with a new offering period commencing on each February 1 and August 1 during the term of the Qualified Stock Purchase Plan. The first offering period (a 23-month period) commenced on September 1, 1998. The purchase price of the shares under the Qualified Stock Purchase Plan is funded through payroll deductions during an offering period. Currently, the payroll deductions may be any whole percentage amount between 1% and 15% of a participant's base salary, wages and commissions, but excluding bonuses and overtime pay, on each payroll date during the offering period. A participant may discontinue his or her participation in the Qualified Stock Purchase Plan at any time during the offering period. In addition, a participant may, no more than once during each offering period, reduce or increase the rate of payroll deductions.

     Subject to certain limitations contained in the Qualified Stock Purchase Plan, on the first day of each offering period, each participant is granted an option to purchase, on each exercise date during the offering period, a number of shares of Common Stock determined by dividing the participant's contributions to the Qualified Stock Purchase Plan by the applicable exercise price. Unless a participant withdraws from the Qualified Stock Purchase Plan, the participant's option to purchase shares will be exercised automatically on each exercise date of the offering period to purchase the maximum number of full shares that may be purchased at the exercise price with the accumulated payroll deductions in the participant's account. The last day of each six-month period during each offering period under the Qualified Stock Purchase Plan (i.e., each July 31, and January 31) will be an exercise date under the Qualified Stock Purchase Plan.

     Initially, the exercise price per share at which shares will be sold under the Qualified Stock Purchase Plan will be equal to the lower of 85% of the fair market value of the Common Stock on the date of commencement of an offering period or 85% of the fair market value of the Common Stock on each exercise date of the option. The Compensation Committee may change the percentage rate from 85%; however, it may never be less than 85%. The fair market value of a share of Common Stock on a given date will be the closing price of the Common Stock on the Nasdaq Stock Market on such date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 1998, the Compensation Committee was comprised of J. William Grimes, Alan Z. Senter and Isaac Willis. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company's board of directors or compensation committee.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed of independent outside directors of the Board. The Committee reviews and approves each of the elements of the executive compensation program of the Company and continually assesses the effectiveness and competitiveness of the program. In addition, the Committee administers the stock option program and other key provisions of the executive compensation program and reviews with the Board all aspects of compensation for the Company's executives. Set forth below in full is the Report of the Compensation Committee regarding compensation paid by the Company to its executive officers during 1998:

COMPENSATION PHILOSOPHY

     The goals of the Company's executive compensation program are to reward the achievement of the Company's strategic goals and the creation of stockholder value. The Company positions base salaries slightly below competitive levels. However, the annual cash or stock bonus compensation is positioned to reward above competitive levels for exceptional performance relative to the Company's peers. The Company also believes in providing rewards for the creation of stockholder value through the use of stock options. The Company and the Committee believe this philosophy will motivate the executives and, thereby, reinforce the accomplishments of the Company's strategic and financial goals.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

     Base Salaries. The Company's salary levels for executive officers generally are set at a rate slightly below the median level of other high technology companies at a comparable stage of development, considering the experience, achievements and contributions of the employees. Salary increases are designed to reflect competitive practices in the industry, financial performance of the Company and individual performance of the executive.

     Annual Incentive Plan. The Company has not established an annual incentive plan.

     Long-Term Incentives. The objectives of the Company's long-term incentive program are to offer opportunities for stock ownership that are competitive with those at the peer companies and to encourage and create ownership and retention of the Company's stock by key employees. Grant levels under the Company's employee stock option plans are made in consideration of awards to officers within peer companies and an assessment of the executive's tenure, responsibilities and current stock and option holdings.

CEO COMPENSATION

     Dr. Gruber's salary was established in July 1996, prior to formation of the Committee. Dr. Gruber's salary has been reviewed by the Committee and the Committee has not adjusted Dr. Gruber's salary. Mr. Gruber received bonus compensation in 1998 based on corporate performance goals achieved by the Company during 1998. Dr. Gruber's compensation, including salary and bonus, is at a level slightly below CEO salaries at comparable companies.

SECTION 162(m) COMPLIANCE

     The Company does not presently anticipate any of the Named Executive Officers to exceed the million-dollar non-performance based compensation threshold of Section 162(m) of the Internal Revenue Code. The Company and the Committee will continue to monitor the compensation levels of the Named Executive Officers and determine the appropriate response to Section 162(m) when and if necessary. It is the Company's intent to bring the stock option program into compliance with Section 162(m), if necessary, to ensure that stock option grants are excluded from compensation calculation for the purposes of Section 162(m).

     The foregoing report has been furnished by the Compensation Committee.


                                          J. William Grimes
                                          Alan Z. Senter
                                          Isaac Willis

                                            April 6, 1999


                                PERFORMANCE GRAPH

     The following chart presents a comparison of the cumulative total return for the period commencing November 20, 1997 through the fiscal year ended December 31, 1998 of the Company's Common Stock, the Standard & Poors 500 Index, the Nasdaq Computer & Data Processing Services Index and a peer group(1). The Company has elected to use the Nasdaq Computer & Data Processing Services Index rather than such peer group for a comparison of its cumulative total return. The Company does not believe that the peer group currently includes those companies with which a comparison of the Company's cumulative total return would be meaningful. The Company believes the Nasdaq Computer & Data Processing Services Index provides a more useful comparison of the Company's performance. The following graph assumes an initial investment of $100 at November 20, 1997 and reinvestment of all dividends.

                      COMPARISON OF CUMULATIVE TOTAL RETURN



            MEASUREMENT PERIOD                                                        NASDAQ
            (FISCAL YEAR COVERED)                INTERVU            S&P 500         COMP & D/P        PEER GROUP
            ---------------------                -------            -------         ----------        ----------
            11/20/97                              100.00            100.00            100.00            100.00
            12/31/97                               85.53            101.39             93.66             98.17
            12/31/98                              134.21            130.59            167.61            275.08

-------------------

(1)      The Company's former peer group is comprised of the following issuers:
         Amazon.com, Inc., At Home Corp., Broadvision, Inc., Concentric Network Corporation, Cylinx Corp., EarthLink Network, Inc., Infoseek Corporation, Lycos, Inc., Communications Network Solutions, Open Text Corporation, Pairgain Technologies, Inc., RealNetworks, Inc., Spyglass, Inc., VocalTec Communications Ltd. and Wavephore, Inc. The returns of each component issuer of the group were weighted according to the respective issuers' market capitalizations as of November 20, 1997.

CERTAIN TRANSACTIONS

     In connection with entering into a strategic alliance with NBC Multimedia, Inc. in October 1997, INTERVU issued 1,280,000 shares of its Series G Preferred Stock to NBC. INTERVU charged $3.4 million to expense in January 1998, representing the fair value of 680,000 shares of Series G Preferred Stock at the time NBC's obligation to return those shares lapsed. In addition, in connection with the strategic alliance agreement, INTERVU became obligated to make $2.0 million in non-refundable payments to NBC Multimedia for certain production, operating and advertising costs associated with some of NBC's Web sites. These payments include (1) $750,000 paid on the completion of the initial public offering in November 1997, (2) $500,000 paid in April 1998, (3) $500,000 due in May 1998 and (4) $250,000 due in August 1998. Through December 31, 1998, INTERVU has made a total of $1.25 million in payments to NBC Multimedia and $750,000 is currently payable.


                                   PROPOSAL 2

           AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION
                 TO AUTHORIZE ADDITIONAL SHARES OF COMMON STOCK


PROPOSED AMENDMENT

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate"), as currently in effect, provides that the Company is authorized to issue 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. In June 1999, the Board authorized an amendment (the "Amendment") to the Certificate to increase the authorized number of shares of Common Stock to 45,000,000 shares. The Amendment will make no change in the number of authorized shares of Preferred Stock.

     If adopted, the Amendment would cause the first paragraph of Article Fourth of the Company's Amended and Restated Articles of Incorporation to read as follows:

         "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue shall be fifty million (50,000,000), divided as follows: (i) forty-five million (45,000,000) shares of Common Stock with a par value of $.001 per share and (ii) five million (5,000,000) shares of Preferred Stock with a par value of $.001 per share, of which one million two hundred eighty thousand (1,280,000) are hereby designated Series G Convertible Preferred Stock ("Series G Preferred Stock")."

     As of June 4, 1999, the Company had 13,456,365 shares of Common Stock issued and outstanding, 1,280,000 shares of Series G Preferred Stock issued and outstanding, 2,948,653 shares of Common Stock reserved for issuance upon exercise of various stock options, 494,854 shares of Common Stock reserved for issuance under the Qualified Stock Purchase Plan and 149,000 shares of Common Stock reserved for issuance upon exercise of various warrants.

PURPOSE AND EFFECT OF AMENDMENT

     The principal purposes of the Amendment, among others, are to authorize additional shares of Common Stock that will be available in the event that the Board determines to raise additional capital through the sale of securities, to acquire another company or its business or assets or to establish a strategic relationship with a corporate partner. If the Amendment is adopted, 25,000,000 additional shares of Common Stock will be available for issuance by the Board without any further stockholder approval, although certain large issuances of shares may require stockholder approval in accordance with the requirements of the Nasdaq National Market. The Board believes that it is desirable for the Company to have the flexibility to issue the additional shares without further stockholder approval. The Company has no current plans or proposals to issue any portion of the additional shares to be authorized under this proposal.

     The additional shares could be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock. The holders of Common Stock have no preemptive rights to purchase any stock of the Company. In addition, the Board's ability to issue additional shares of stock could enhance the Board's ability to negotiate on behalf of the stockholders in a takeover situation. Although it is not the purpose of the Amendment, the authorized but unissued shares of Common Stock (as well as the authorized but unissued shares of Preferred Stock) also could be used by the Board to discourage, delay or make more difficult a change in the control of the Company. For example, such shares could be privately placed with purchasers who might align themselves with the Board in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. The Company has previously adopted certain measures that may have the effect of delaying or preventing an unsolicited takeover attempt, including provisions of the Certificate authorizing the Board to issue Preferred Stock with terms, provisions and rights fixed by the Board and a classified Board in which the Board is divided into three classes. The Board is not aware of any pending or proposed effort to acquire control of the Company.

VOTE REQUIRED

     The approval of the Amendment requires the affirmative vote of a majority of (1) the Common Stock voting separately as a single class and (2) the Common Stock and Series G Preferred Stock voting together as a single class. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS THE STOCKHOLDERS SPECIFY OTHERWISE ON THE ACCOMPANYING PROXY.


        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock as of June 4, 1999 by (i) each of the Company's directors, (ii) each of the Company's Named Executive Officers (as defined herein), (iii) each person who is known by the Company to own beneficially more than 5% of the Common Stock and (iv) all directors and executive officers as a group.


                                                       NUMBER OF SHARES          PERCENTAGE OF
                                                       OF COMMON STOCK           COMMON STOCK
      NAME AND ADDRESS(1)                            BENEFICIALLY OWNED(2)      BENEFICIALLY OWNED
      -------------------                            ---------------------      ------------------
Harry E. Gruber(3) ............................            1,044,371                  7.8%
Brian Kenner(4) ...............................            1,050,672                  7.8
Isaac Willis(5) ...............................            1,258,285                  9.4
Stephen H. Klein(6) ...........................               67,815                    *
Edward L. Huguez(7) ...........................               48,979                    *
Edward E. David, Jr.(8) .......................               29,234                    *
Kenneth L. Ruggiero(9) ........................               29,334                    *
J. William Grimes(10) .........................               19,981                    *
Mark Dowley(11) ...............................               17,302                    *
Alan Z. Senter(12) ............................               13,315                    *
All directors and executive officers as a group
  (10 persons)(13) ............................            3,579,288                 26.6
Douglas A. Augustine(14) ......................                   --                    *
National Broadcasting Company, Inc.(15) .......            1,016,670                  7.6
Westchester Group LLC(16) .....................              800,000                  5.9

----------

*       Less than 1%.

(1) Except as indicated, the address of each person named in the table is c/o INTERVU Inc., 6815 Flanders Drive, San Diego, California 92121.

(2) Beneficial ownership includes shares of outstanding Common Stock and shares of Common Stock that any person has the right to acquire within 60 days after the date of this table. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Includes 286,624 shares subject to INTERVU's repurchase right under an amended and restated vesting agreement, 1,035,452 shares held in a family trust and 8,919 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(4) Includes 286,624 shares subject to INTERVU's repurchase right under an amended and restated vesting agreement and 8,919 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(5) Includes 1,036,938 shares owned by the Willis Family Trust, of which Dr. Willis is settlor. Includes 6,346 shares subject to INTERVU's repurchase right under a restricted stock agreement and 20,267 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table. Includes 17,994 shares held in an Individual Retirement Account.

(6) Includes 25,307 shares subject to INTERVU's repurchase right under a restricted stock agreement and 3,659 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(7) Consists of 48,979 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(8) Includes 6,277 shares subject to INTERVU's repurchase right under a restricted stock agreement and 4,042 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(9) Includes 29,144 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(10) Consists of 19,981 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(11) Consists of 17,302 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(12) Consists of 13,315 shares issuable upon exercise of options that are currently exercisable or that will become exercisable within 60 days after the date of this table.

(13) See Notes (3) - (12) regarding beneficial ownership of INTERVU's executive officers and directors.

(14) Mr. Augustine resigned as INTERVU's Vice President, Marketing and Sales on November 20, 1998.

(15) Includes shares of Series G Preferred Stock owned by NBC that are convertible into Common Stock at the option of the holder and 210,526 shares of Common Stock owned by NBC Multimedia. The holder of each share of Series G Preferred Stock has the right to vote on an as-converted basis with the Common Stock. As the ultimate parent of NBC, General Electric Company may be deemed to be the beneficial owner of all these shares. The address for NBC is 30 Rockefeller Plaza, New York, New York 10112.

(16) The membership interests of Westchester Group LLC are owned by Marcia Berman individually, with respect to 99.4% of the interests, and as custodian for her minor children under the New York Uniform Gifts to Minors Act, with respect to 0.6% of the interests. The address for Westchester Group LLC is c/o Duckor Spradling & Metzger, 401 West A Street, Suite 2400, San Diego, CA 92101.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Company's financial statements for the 1998 fiscal year have been examined by Ernst & Young. The Board has selected Ernst & Young LLP to serve as the Company's independent accountants for the 1999 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT


     Under Section 16(a) of the Exchange Act, directors, officers and beneficial owners of ten percent or more of the Company's Common Stock ("Reporting Persons") are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a Reporting Person and any changes regarding their beneficial ownership of the Company's Common Stock. Based solely on its review of such forms received by it and the written representations of its Reporting Persons, the Company has determined that no Reporting Persons known to it were delinquent with respect to his or her reporting obligations as set forth in Section 16(a) of the Exchange Act, except for Forms 4 required to be filed in July 1998 by Messrs. Gruber, Kenner and Willis with respect to shares of Common Stock purchased in June 1998 in connection with a public offering by the Company. These purchases were each reported on Forms 5, filed on February 11, 1999. In addition, Mr. Willis did not file a Form 4 required to be filed in September 1998 with respect to shares of Common Stock purchased in August 1998. This purchase was reported on Form 5, filed on February 11, 1999.


                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2000 must be received by the Company no later than February 22, 2000, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement. A stockholder who wishes to make a proposal at the 2000 Annual Meeting without including the proposal in the Company's proxy statement and form of proxy relating to that meeting must notify the Company by May 8, 2000. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board for the 2000 Annual Meeting may exercise discretionary voting power regarding any such proposal.


                                  ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended December 31, 1998 will be mailed to stockholders of record on or about June 22, 1999. The Annual Report does not constitute, and should not be considered, a part of this Proxy solicitation material.

     If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Stockholders desires additional information, a copy of the Company's Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of the Company at such date. Requests should be directed to INTERVU Inc., 6815 Flanders Drive, San Diego, California 92121, Attention: Secretary.

                                 OTHER BUSINESS


     The Board does not know of any matter to be presented at the Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

           ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE
               ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.



                                         By Order of the Board of Directors


                                         /s/ HARRY E. GRUBER
                                         -----------------------------
                                         Harry E. Gruber
                                         Chairman of the Board and
                                         Chief Executive Officer

Dated: June 18, 1999

                             [FRONT OF PROXY CARD]

     The undersigned stockholder(s) of InterVU Inc. (the "Company") hereby constitutes and appoints Harry E. Gruber and Kenneth L. Ruggiero, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company to be held on July 27, 1999, and at any adjournment or postponement thereof, according to the number of shares of Common Stock or Series G Convertible Preferred Stock of the Company which the undersigned may be entitled to vote, and with all powers which the undersigned would possess if personally present, as follows:

1. To elect two directors for a three year term to expire at the 2002 Annual Meeting of Stockholders:

                FOR [  ]                       WITHHOLD AUTHORITY [  ]
        all nominees listed below             to vote for all nominees
          (except as marked to                      listed below
           the contrary below)

                              Edward E. David, Jr.
                                 Alan Z. Senter

(INSTRUCTION: To vote for all nominees listed above, mark the "FOR" box; to withhold authority for all nominees listed above, mark the "WITHHOLD AUTHORITY" box; and to withhold authority to vote for any individual nominee listed above, mark the "FOR" box and write the nominee's name in the space provided below.)

--------------------------------------------------------------------------------

     THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTOR OF ALL NOMINEES SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

2. To approve the Amendment to the Amended and Restated Certificate of Incorporation of the Company as described in the accompanying Proxy Statement.

                    FOR ______ AGAINST ______ ABSTAIN ______

     THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

                          (Continued on reverse side)

                            [REVERSE OF PROXY CARD]

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     The undersigned revokes any prior proxy at such meeting and ratifies all that said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

                              Dated: __________,1999
                              ----------------- -------------------------
                              ------------------------- ------------------
                              -------------------------------- -----------

                              (Signature(s) of stockholders) Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign; when signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized partner.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERVU INC. PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.